                                                                    Exhibit 11.1

                           UNIVERSAL ELECTRONICS INC.
                        COMPUTATION OF PER SHARE EARNINGS



                                Three Months Ended
                             --------------------------
                                     March 31,
                             --------------------------
                                 1996           1995
                             -----------    -----------
Common stock
 outstanding, beginning
 of period                     6,750,898      6,741,578
                             -----------    -----------
Weighted average common
 stock outstanding from
 exercise of stock options         7,476             --
                             -----------    -----------
Weighted average common
 stock outstanding             6,758,374      6,741,578
                             ===========    ===========
Net income (loss)
 attributable to common
 stockholders                $  (570,152)   $(2,453,163)
                             ===========    ===========
Net income (loss) per
 common and common stock
 equivalents                 $     (0.08)   $     (0.36)
                             ===========    ===========


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